UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2011, Alphatec Spine, Inc., a wholly owned subsidiary of the Issuer entered into a Letter of Amendment (the “Amendment Letter”) with respect to the Supply Agreement between Invibio Inc. and Alphatec Spine, Inc., dated October 18, 2004, (as amended, the “Original Agreement”). The Amendment Letter has an effective date of February 21, 2011. Pursuant to the Amendment Letter: (i) the parties have extended the term of the Original Agreement from October 2014 to December 2018; and (ii) the parties have negotiated new pricing for the materials supplied by Invibio based on the volume of materials purchased by Alphatec Spine and other conditions. Other than as set forth in the Amendment Letter, the Original Agreement remains in full force and effect. This summary of the Amendment Letter is qualified in its entirety by reference to the Amendment Letter, which shall be attached as an exhibit to the Issuer’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
(Registrant)

Date: April 1, 2011	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Senior Vice President